Spherix to Effect Reverse Stock Split

BETHESDA, Md. April 19, 2011 /PRNewswire/ -- Spherix Incorporated (NASDAQ: SPEX), an innovator in biotechnology for therapy in diabetes, metabolic syndrome and atherosclerosis; and providers of technical and regulatory consulting services to food, supplement, biotechnology and pharmaceutical companies, today announced that its Board of Directors, pursuant to previously obtained stockholder authorization, approved a reverse split of its common stock at a ratio of 1 for 10, with a planned effective date of May 6, 2011.

Accordingly, as of the effective date, each 10 shares of issued and outstanding common stock and equivalents will be converted into one share of common stock. The Company's ticker symbol will be appended with a "D" to indicate the completion of the reverse stock split, and after a 20 trading-day period following effectiveness of the reverse split the ticker symbol will revert to "SPEX." In addition, the common shares will also trade under a new CUSIP number. The reverse stock split will become effective upon the filing of a Certificate of Amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware.

Spherix stockholders will receive instructions from their broker or from Spherix's transfer agent, American Stock Transfer & Trust Company, LLC, containing the appropriate reverse stock split procedures. Fractional stockholdings will be paid out in cash based on Spherix's closing stock price on the effective date. As a result of the reverse stock split, the number of outstanding common shares will be reduced to approximately 2.5 million. The reverse stock split will affect all stockholders uniformly and will not affect any stockholder's ownership percentage of Spherix's common shares (except to the extent that the reverse stock split will result in some of the stockholders receiving cash in lieu of one or more fractional shares). Further information on the logistics regarding the reverse split can be obtained by contacting American Stock Transfer & Trust Company's shareholder services department at 877 248-6417 or 718 921-8317.

The purpose of the reverse stock split is to raise the per share trading price of the Company's common stock to better enable the Company to maintain the listing of its common stock on The NASDAQ Capital Market ("NASDAQ"). As previously announced, in order to maintain the Company's listing on NASDAQ, on or before May 23, 2011, the Company's common stock must have a closing bid price of $1.00 or more for a minimum of 10 prior consecutive trading days. If the Company is unable to meet this requirement, the NASDAQ Listing Qualifications Panel will issue a final determination to delist and suspend trading of the Company's common stock. There can be no assurance that the reverse stock split will have the desired effect of raising the closing bid price of the Company's common stock prior to May 23, 2011, to meet this requirement.

About Spherix
Spherix Incorporated was launched in 1967 as a scientific research company under the name Biospherics Research. The Company now leverages its scientific and technical expertise and experience through its two subsidiaries – Biospherics Incorporated and Spherix Consulting, Inc. Biospherics is dedicated to development of D-tagatose and recently completed a Phase 3 clinical trial to study the use of D-tagatose as a treatment for Type 2 diabetes. Biospherics is actively seeking a pharma partner to continue the diabetes development while exploring D-tagatose as a potential treatment for high triglycerides, a risk factor for atherosclerosis, myocardial infarction, and stroke. Spherix's Consulting subsidiary provides scientific and strategic support for suppliers, manufacturers, distributors and retailers of conventional foods, biotechnology-derived foods, medical foods, infant formulas, food ingredients, dietary supplements, food contact substances, pharmaceuticals, medical devices, consumer products and industrial chemicals and pesticides. For more information, please visit www.spherix.com.

Forward-Looking Statements
This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of D-tagatose, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our continuing efforts to develop D-tagatose may be unsuccessful, our common stock could be delisted from the Nasdaq Capital Market, and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our current report on Form 8-K filed on October 10, 2007. Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

CONTACT:  Investor Relations, +1-301-897-2564, info@spherix.com